Exhibit 10.12

TRUST AGREEMENT

THIS AGREEMENT dated for reference the 16th day of September, 2008.

BETWEEN:

DYNAMIC GOLD CORP., a company duly incorporated under the laws of the State of Nevada and having a registered office at 506 – 675 West Hastings Street, Vancouver, British Columbia, Canada V6B 1N2.

("Dynamic")

DYNAMIC GRAVEL HOLDINGS LTD., a company duly incorporated under the laws of the Province of Alberta and having an office at 506 – 675 West Hastings Street, Vancouver, British Columbia, Canada V6B 1N2.

(“Dynamic Gravel”)

AND:

TIMOTHY COUPLAND, businessman, having an office at 506 – 675 West Hastings Street, Vancouver, British Columbia, Canada V6B 1N2.

("Trustee")

WHEREAS:

A.

On January 8, 2008, Dynamic Gravel, a wholly owned subsidiary of Dynamic, acquired from Farshad Shirvani a 100% interest in two gravel claims called the Northern Gravel Claims and Super Mammoth Gravel Claims, which mining claims are more particularly described in Schedule "A" attached hereto, (together the “Super Mammoth Gravel Claims”), for $25,000 pursuant to a purchase and sale agreement between the parties;

B.

Dynamic through Dynamic Gravel is interested exploring and developing the Super Mammoth Gravel Claims in the Province of British Columbia but does not wish to incur the cost or liability incurred through the establishment of a British Columbia subsidiary or registering Dynamic Gravel as an extra-provincial corporation in the Province of British Columbia at this early stage of its corporate development;

C.

Trustee is willing and legally capable of acting as a trustee for Dynamic and Dynamic Gravel to hold the Super Mammoth Gravel Claims on behalf of Dynamic and Dynamic Gravel until such time as the Dynamic is properly able to evaluate the merits of owning the claims in its own name or that of a subsidiary;

D.

Trustee, acting as Trustee for Dynamic Gravel and Dynamic, has agreed to register as the holder of 100% of the right, title and interest in and to the Super Mammoth Gravel Claims under The Mineral Tenure Act of British Columbia and hold these claims in trust for Dynamic and Dynamic Gravel; and

E.

Dynamic, Dynamic Gravel and Trustee now wish to enter into a trust agreement whereby Trustee would hold title in trust for Dynamic and Dynamic Gravel the Super Mammoth Gravel Claims on the terms and conditions as hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants and agreements herein contained, the parties hereto agree as follows:

1.

REPRESENTATIONS AND WARRANTIES

1.1 Dynamic and Dynamic Gold represents and warrants to Trustee respectively that:

(a)

it is a body corporate duty incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction; and

(b)

it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated herein.

1.2

Trustee represents and warrants to Dynamic and Dynamic Gravel that Trustee is legally capable and has the full power and authority to carry on as a trustee and to hold the mineral claims as a trustee on behalf of Dynamic and Dynamic Gravel and to enter into this Agreement and any agreement or instrument referred to or contemplated herein.

1.3

The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and each party will indemnify and save the other party harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach or any representation, warranty, covenant, agreement or condition made by the other party and contained herein.

2. TERMINATION

2.1

This Agreement will terminate on:

(a)

January 01, 2012, unless on or before that date; or

(b)

on the date that Dynamic and Dynamic Gravel terminates in writing this agreement; or

(c)

the date on which Dynamic incorporates a British Columbia subsidiary to hold Dynamic's interest in the Super Mammoth Gravel Claims and transfers such interest to the subsidiary.

3. COVENANTS OF DYNAMIC

3.1

Dynamic and Dynamic Gravel will keep the Super Mammoth Gravel Claims free and clear of all liens, charges and encumbrances arising from their operations hereunder and in good standing by the doing and filing of all necessary work and by the doing of all other acts and things and making all other payments which may be necessary in that regard.

4. COVENANTS OF TRUSTEE

4.1

Trustee will not do any act or thing which would or might in any way adversely affect the rights of Dynamic or Dynamic Gravel hereunder.

5. FURTHER ASSURANCES

5.1

The parties hereto agree that they and each of them will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

6. NOTICE

6.1

Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and will be given by the delivery or facsimile transmission or the same or by mailing the same by prepaid registered or certified mail in each case addressed as follows:

(a)

if to Dynamic or Dynamic Gravel:

506 – 675 West Hastings Street
Vancouver, British Columbia
Canada V6B 1N2

(b)

if to Tim Coupland:

506 – 675 West Hastings Street
Vancouver, British Columbia
Canada V6B 1N2

6.2

Any notice, direction or other instrument aforesaid will, if delivered by courier or facsimile transmission, be deemed to have been given and received on the next business following the day on which it was delivered or sent by facsimile, and if mailed, be deemed to have been given and received on the tenth business day following the day of mailing, except in the event of disruption of the postal services in which event notice will be deemed to be received only when actually received.

6.3

Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses therein specified will be deemed to be the address of such party for the purpose of giving notice hereunder.

7. HEADINGS

7.1

The headings to the respective sections herein will not be deemed part of this Agreement but will be regarded as having been used for convenience only.

8. ENUREMENT

8.1

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

9. TERMS

9.1

The terms and provisions of this Agreement shall be interpreted in accordance with the laws of British Columbia.

10. ENTIRE AGREEMENT

10.1

This Agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

11. TIME OF ESSENCE

11.1

Time will be of the essence in this Agreement.

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12. ENFORCEMENT OF AGREEMENT

12.1

The covenants, promises, terms and conditions contained herein will be binding upon the parties jointly and severally and may be enforced by each as against each other inter se.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

DYNAMIC GOLD CORP.
BY:	/s/ Tim Coupland
Tim Coupland, President and Chief Executive Officer

BY:	/s/ Chantal Schutz
Chantal Schutz, Chief Financial Officer

DYNAMIC GRAVEL HOLDINGS LTD.
BY:	/s/ Tim Coupland
Tim Coupland, Sole Director and Officer

TRUSTEE:
BY:	/s/ Tim Coupland
Tim Coupland, as Trustee

SCHEDULE AA@

This is SCHEDULE "A" to a Trust Agreement made as of the 16th day of September 2008 between Dynamic Gold Corp., Dynamic Gravel Holdings Ltd. and Tim Coupland.

Name	Tenure Number	Area (ha)	Date of Expiry

NORTHERN GRAVEL	544952	124.118	November 6, 2014
SUPER MAMMOTH 5	549843	124.118	January 19, 2015

_________________  Mining District, British Columbia